Filed pursuant to Rule 424(b)(5)

Registration No. 333-235276

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 30, 2020)

$10,000,000

Common Stock

Trinity Place Holdings Inc. has entered into an At Market Issuance Sales Agreement, or Sales Agreement, with B. Riley Securities, Inc., or B. Riley, dated August 13, 2021, relating to shares of our common stock that may be offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell an aggregate of up to $10 million of common stock from time to time through B. Riley, as our sales agent.  Under the terms of the Sales Agreement, we may also sell shares to B. Riley as principal for its own account.

B. Riley is not required to sell any specific number or dollar amount of shares of our common stock but will use its commercially reasonable efforts consistent with its normal trading and sales practices, as our agent and subject to the terms of the Sales Agreement, to sell the shares offered by this prospectus supplement and the accompanying prospectus. Sales of the shares, if any, may be made by any means permitted by law and deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on the NYSE American LLC, or the NYSE American, at market prices, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law and such other sales as may be agreed upon by B. Riley and us.  If we and B. Riley agree on any method of distribution other than sales of shares of our common stock into the NYSE American or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

B. Riley will receive from us a commission of 2.5% based on the gross sales price per share for any shares sold through it as agent under the Sales Agreement. A different amount of compensation may be paid by us when B. Riley purchases shares as principal at a price agreed to by us and B. Riley. We have also agreed to reimburse certain expenses of B. Riley in connection with the Sales Agreement. The net proceeds that we receive from sales of our common stock will depend on the number of shares actually sold and the offering price for such shares, but will not exceed $10 million in the aggregate. See “Plan of Distribution” beginning on page S-9 of this prospectus supplement. In connection with the sale of shares of our common stock on our behalf, B. Riley may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of B. Riley may be deemed to be underwriting commissions or discounts.

We are currently subject to General Instruction I.B.6 of Form S-3, which limits the amounts of securities that we may sell under the registration statement of which the prospectus supplement and the prospectus form a part. The aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3, or public float, is approximately $67,886,755, which is based on 23,571,790 shares of our outstanding common stock held by non-affiliates as of the date of this prospectus, at a price of $2.88 per share, which was the last reported sale price of our common stock on the NYSE American on July 22, 2021. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares pursuant to this prospectus supplement with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Our common stock is listed on the NYSE American under the symbol “TPHS.” On August 12, 2021, the last reported sale price for our common stock on the NYSE American was $2.35 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

B. Riley Securities, Inc.

The date of this prospectus supplement is August 13, 2021.

TABLE OF CONTENTS

Prospectus dated January 30, 2020

ABOUT THIS PROSPECTUS SUPPLEMENT

 This prospectus supplement and accompanying base prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, relating to the issuance and sale of our common stock from time to time. This prospectus supplement relates only to an offering of common stock having an aggregate offering price of up to $10 million through B. Riley. These sales, if any, will be made pursuant to the terms of the Sales Agreement entered into between us and B. Riley on August 13, 2021.

 This prospectus supplement and the accompanying base prospectus form part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying base prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying base prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus and such documents incorporated by reference herein and therein; provided, however, that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying base prospectus—the statement in the document having the later date modifies or supersedes the earlier statement in accordance with Rule 412 promulgated under the Securities Act.

       Unless otherwise indicated or unless the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “Trinity,” the “Company,” “we,” “us” and “our” refer to Trinity Place Holdings Inc., a Delaware corporation, and its subsidiaries and predecessor company.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and B. Riley has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in the accompanying base prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, any free writing prospectus that we have authorized for use in connection with this offering, and the documents incorporated by reference herein and therein, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation By Reference.” We are not, and B. Riley is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

 The registration statement that contains the accompanying base prospectus (SEC Registration No. 333-235276) (including the exhibits filed with and the information incorporated by reference in the registration statement) contains additional important business and financial information about us and our common stock that is not presented or delivered with this prospectus supplement. That registration statement, including the exhibits filed with the registration statement and the information incorporated by reference in the registration statement, can be read at the SEC’s website, www.sec.gov, as mentioned under the section of this prospectus supplement entitled “Where You Can Find More Information” below.

 We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including information included or incorporated by reference in this prospectus supplement or any supplement or amendment to this prospectus supplement, may include forward-looking statements within the meaning of Section 27A of the Securities Act and the Securities Exchange Act of 1934, as amended, or Exchange Act, and information relating to us that are based on the beliefs of management as well as assumptions made by and information currently available to management. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “may,” “will,” “expects,” “believes,” “plans,” “estimates,” “potential,” “continues,” or “explores,” or the negative thereof or other and similar expressions. In addition, in some cases, you can identify forward-looking statements by words or phrases such as “trend,” “potential,” “opportunity,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions. Such statements reflect our current views with respect to future events, the outcome of which is subject to certain risks, including among others:

•	risks and uncertainties as to the terms, timing, structure, benefits and costs of any capital raising or strategic transaction and whether one will be consummated on terms acceptable to us or at all;

•	the impact of COVID-19;

•	our limited cash resources, generation of minimal revenues from operations, and our reliance on external sources of financing to fund operations in the future;

•	our ability to execute our business plan, including as it relates to the development of our largest asset, 77 Greenwich;

•	risks associated with our debt, including the events of default with respect to the 77 Greenwich construction facility, mezzanine loan and corporate credit facility and related forbearance agreements, and the risk of additional defaults on our obligations, including repayment, and debt service requirements;

•	risks associated with covenant restrictions in our loan documents that could limit our flexibility to execute our business plan;

•	adverse trends in the New York City residential condominium market;

•	general economic and business conditions, including with respect to real estate, and their effect on the New York City real estate market in particular;

•	our ability to obtain additional financing and refinance existing loans and on favorable terms;

•	our investment in property development may be more costly than anticipated and investment returns from our properties planned to be developed may be less than anticipated;

•	our ability to enter into new leases and renew existing leases with tenants at our commercial and residential properties;

•	we may acquire properties subject to unknown or known liabilities, with limited or no recourse to the seller;

•	risks associated with the effect that rent stabilization regulations may have on our ability to raise and collect rents;

•	competition for new acquisitions and investments;

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•	risks associated with acquisitions and investments in owned and leased real estate;

•	risks associated with joint ventures;

•	our ability to maintain certain state tax benefits with respect to certain of our properties;

•	our ability to obtain required permits, site plan approvals and/or other governmental approvals in connection with the development or redevelopment of our properties;

•	costs associated with complying with environmental laws and environmental contamination, as well as the Americans with Disabilities Act or other safety regulations and requirements;

•	loss of key personnel;

•	the effects of new tax laws;

•	our ability to utilize our net operating loss carryforwards, or NOLs, to offset future taxable income and capital gains for U.S. federal, state and local income tax purposes;

•	risks associated with current political and economic uncertainty, and developments related to the outbreak of contagious diseases;

•	risks associated with breaches of information technology systems;

•	stock price volatility and other risks associated with a lightly traded stock;

•	stockholders may be diluted by the issuance of additional shares of common stock or securities convertible into common stock in the future;

•	a declining stock price may make it more difficult to raise capital in the future;

•	the influence of certain significant stockholders;

•	limitations in our charter on transactions in our common stock by substantial stockholders, designed to protect our ability to utilize our NOLs and certain other tax attributes, may not succeed and/or may limit the liquidity of our common stock;

•	certain provisions in our charter documents and Delaware law may have the effect of making more difficult or otherwise discouraging, delaying or deterring a takeover or other change of control of us;

•	certain provisions in our charter documents may have the effect of limiting our stockholders’ ability to obtain a favorable judicial forum for certain disputes; and

•	unanticipated difficulties which may arise and other factors which may be outside our control or that are not currently known to us or which we believe are not material.

In evaluating such statements, you should specifically consider the risks identified under the section entitled “Risk Factors” in our 2020 Annual Report for the year ended December 31, 2020, as filed with the SEC on March 31, 2021, and under the section entitled “Risk Factors” in this prospectus supplement, any of which could cause actual results to differ materially from the anticipated results. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those contemplated by any forward looking statements. Subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere described in our 2020 Annual Report, this prospectus supplement and other reports filed with the SEC. All forward-looking statements speak only as of the date of this prospectus supplement or, in the case of any documents incorporated by reference in this prospectus supplement, the date of such document, in each case based on information available to us as of such date, and we assume no obligation to update any forward-looking statements, except as required by law.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This summary sets forth the material terms of this offering, but does not contain all of the information you should consider before investing in our common stock. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision to purchase our shares of common stock, especially the risks of investing in our common stock discussed in the section titled “Risk Factors” in this prospectus supplement as well as the consolidated financial statements and notes to those consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus.

THE COMPANY

Trinity Place Holdings Inc., which we refer to in this prospectus supplement as the “Company,” “Trinity,” “we,” “our,” or “us”, is a real estate holding, investment, development and asset management company. Our largest asset is currently a property located at 77 Greenwich Street in Lower Manhattan, or 77 Greenwich. 77 Greenwich was previously a vacant building that we demolished.  It is under development as a mixed-use project consisting of a 90-unit residential condominium tower, retail space and a New York City elementary school. We also own a recently built 105-unit, 12-story multi-family property located at 237 11th Street in Brooklyn, New York, or 237 11th, acquired in May 2018, and, through joint ventures, a 50% interest in a recently built 95-unit multi-family property known as The Berkley, located at 223 North 8th Street, Brooklyn, or The Berkley, and a 10% interest in a recently built 234-unit multi-family property located one block from The Berkley at 250 North 10th Street, or 250 North 10th, acquired in January 2020, also in Brooklyn, New York. In addition, we own a property occupied by retail tenants in Paramus, New Jersey.

We also control a variety of intellectual property assets focused on the consumer sector, a legacy of our predecessor, Syms Corp., or Syms, including FilenesBasement.com, our rights to the Stanley Blacker® brand, as well as the intellectual property associated with the Running of the Brides® event and An Educated Consumer is Our Best Customer® slogan. In addition, we had approximately $240.7 million of federal NOLs at June 30, 2021, which can be used to reduce our future taxable income and capital gains.

Trinity is incorporated in Delaware. Trinity maintains its headquarters at 340 Madison Avenue, Suite 3C, New York, New York, 10173, and the telephone number is (212) 235-2190. Our website address is www.trinityplaceholdings.com or www.tphs.com. References in this document to our website are not and should not be considered part of this prospectus supplement, and the information on our website is not incorporated by reference into this prospectus supplement. You should not rely on any such information in making your decision whether to purchase our common stock.

RECENT DEVELOPMENTS

COVID-19 Pandemic, Liquidity and Going Concern

As a result of the COVID-19 pandemic, numerous federal, state, local and foreign governmental authorities issued a range of “stay-at-home orders”, proclamations and directives aimed at minimizing the spread of COVID-19, among other restrictions on businesses and individuals. Additional proclamations and directives have been issued in response to further outbreaks, and may be issued in the future. The outbreak and restrictions have adversely affected our business operations including, among other things, impacting sales activity at our most significant asset, 77 Greenwich, as well as a temporary suspension of construction work which resumed in April 2020, initially on a modified basis, and the temporary closing of the sales center for the 77 Greenwich residential condominium units as well as the temporary suspension of the remediation and restoration work being performed on 237 11th, which resumed in June 2020, and corresponding impact on the re-leasing of apartment units.

S-4

The downturn in segments of the economy and volatility in financial markets appear to have been primarily driven by uncertainties associated with the pandemic. As it relates to our business, these uncertainties include, but are not limited to, the adverse effect of the pandemic on the New York City and broader economy, residential and potential residential sentiment in New York City, particularly Manhattan, lending institutions, construction and material supply partners, travel and transportation services, our employees, residents and tenants, and traffic to and within geographic areas containing our real estate assets. The pandemic has adversely affected our near-term, and may adversely affect our long-term, liquidity, cash flows and revenues and has required and may continue to require significant actions in response, including, but not limited to, reducing or discounting prices for our residential condominium units more than originally budgeted, seeking loan extensions and covenant modifications, modifying, eliminating or deferring rent payments in the short term for tenants in an effort to mitigate financial hardships and seeking access to federal, state and/or local financing and other programs.  In addition, we continue to be subject to New York State statutes limiting evictions against certain tenants for non-payment of rent due to COVID-19 related financial hardships.

The ultimate impact of the COVID-19 pandemic on our operations is unknown and will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration and severity of the outbreak, distribution, effectiveness and acceptance of vaccines, recurring outbreaks, including a resurgence of COVID-19 cases triggering additional shutdowns due to the emergence of COVID-19 variants for which existing vaccines may not be effective, new information which may emerge concerning the pandemic and any additional preventative and protective actions that governments, lending institutions and other businesses, including us, may direct or institute.  These and other developments have resulted in and are expected to result in an extended period of continued business disruption and reduced operations for us as well as for lending and other businesses and governmental entities with which we do business. The ultimate financial impacts cannot be reasonably estimated at this time but the outbreak, restrictions and future developments are anticipated to continue to have an adverse impact on our business, financial condition and results of operations, which has been and may continue to be material, although in recent months we have seen indications of a recovery in the New York City real estate market and improvements in the financing markets.

The measures taken to date, together with any additional measures and developments including those noted above, impacted and will continue to impact the Company’s business in 2021 and beyond, although the extent of the significance of the impact of the COVID-19 outbreak on our business and the duration for which it may have an impact cannot be determined at this time.

Our financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. Given the impacts of COVID-19, certain events of default exist under the 77 Greenwich construction facility, mezzanine loan facility and corporate credit facility, with respect to which the lenders have agreed to forbear from the exercise of certain rights and remedies until no later than October 1, 2021, creating substantial doubt about our ability to continue as a going concern.  (See Note 5 – Loans Payable and Secured Line of Credit in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 filed with the SEC on August 11, 2021, or the June 30 10-Q, for a description of the terms of the defaults and forbearance agreements.)  Management’s plan to address these defaults, as well as the upcoming maturity of the 77 Greenwich construction loan facility in January 2022, consists of refinancing the construction facility.  Although there is no assurance that we will be able to refinance the construction facility on terms acceptable to us or at all, and the associated cash needs would likely be material, we have signed a term sheet with a potential lender for an inventory loan for 77 Greenwich, and are in discussions with our mezzanine lender regarding a potential increase to our mezzanine loan which, together with other actions we are pursuing, would result in a complete refinancing of our construction facility.  Further, although the impact of the pandemic has impeded the sale of residential condominium units at 77 Greenwich, the pace of signing contracts has increased in 2021 and our condominium offering plan has been declared effective.  In addition, we have been approached by several third parties and are currently exploring pursuing a variety of strategic and other transactions, including without limitation new investments in or a recapitalization and/or sale of the Company or its assets, opportunities to merge or reverse merge the Company, capital raises through equity offerings, debt borrowings and/or amendments, in each case, with the goal of maximizing the value of the assets and attributes of the Company while balancing short-term liquidity constraints.  The foregoing statements are forward-looking statements that should also be read together with the “Cautionary Note Regarding Forward-Looking Statements” contained in this prospectus supplement.

S-5

SUMMARY OF THE OFFERING

The following is a brief summary of certain terms of this offering and is not intended to be complete.

Issuer	Trinity Place Holdings Inc.

Common stock offered by us pursuant to this prospectus supplement	Up to $10 million of common stock.

Common stock to be outstanding immediately after this offering	Up to 4,255,319 shares, assuming sales of all shares hereunder at a price of $2.35 per share, which was the closing price on the NYSE American on August 12, 2021. Actual shares issued will vary depending on the sales prices under this offering.

Manner of offering

Sales of shares of our common stock, if any, will be made pursuant to the terms of the Sales Agreement entered into between us and B. Riley on August 13, 2021. Sales may be made by any method permitted by law that is deemed to be an “at the market offering”, as defined in Rule 415 under the Securities Act, which includes sales made directly on the NYSE American, the existing trading market for our common stock, on any other existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. B. Riley will make these sales using commercially reasonable efforts consistent with its normal trading and sales practices and applicable law, on mutually agreeable terms between B. Riley and us. Under the terms of the Sales Agreement, we may also sell shares to B. Riley as principal for its own account, or through B. Riley in privately negotiated transactions with our prior consent. If we and B. Riley agree on any method of distribution other than sales of shares of our common stock into the NYSE American or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. The net proceeds that we receive from sales of our common stock will depend on the number of shares actually sold and the offering price for such shares.

Use of proceeds

We intend to use the net proceeds of this offering primarily for working capital and general corporate purposes.  Accordingly, we will retain broad discretion over how the net proceeds are used. See “Use of Proceeds” on page S-9 of this prospectus supplement.

NYSE American common stock symbol	TPHS
Risk factors

An investment in our securities is highly speculative and involves a number of risks. You should carefully consider the information contained in the “Risk Factors” section beginning on page S-7 of this prospectus supplement, and elsewhere in this prospectus supplement and the accompanying prospectus, and the risk factors and other information we incorporate by reference, before making your investment decision.

              Except as otherwise indicated, the information contained in this prospectus supplement assumes the sale of all of the shares offered hereby assuming sales of all shares hereunder at a price of $2.35 per share, which was the closing price on the NYSE American on August 12, 2021.

Unless we indicate otherwise, all information in this prospectus supplement is based on 32,455,568 shares of common stock outstanding as of June 30, 2021 and excludes as of such date:

• 571,083 shares subject to unvested restricted stock unit awards outstanding and 290,074 shares subject to vested restricted stock unit awards that have not yet been issued; and
• 1,642,922 shares of our common stock reserved for future issuance pursuant to our stock incentive plan.

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RISK FACTORS

You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones we face. Additional risks we are not presently aware of or that we currently believe are immaterial may also impair our business operations. Our business could be harmed by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing these risks, you should also refer to the risk factors and other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, specifically including the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 31, 2021 and the financial statements and related notes filed therewith and our June 30 10-Q. Capitalized terms used but not defined herein have the meanings given to them in the June 30 10-Q.

We are currently in default of covenants under the 77 Greenwich Construction Facility, Mezzanine Loan and Corporate Credit Facility, and while we have entered into forbearance agreements with the respective lenders and a term sheet with a potential lender for a refinancing, we may not obtain a satisfactory resolution and outstanding borrowings under these facilities could be accelerated and become immediately payable.

As of June 30, 2021 and July 1, 2021, we were in default under the 77 Greenwich Construction Facility, Mezzanine Loan and Corporate Credit Facility as a result of the Senior Loan Defaults, Mezzanine Loan Defaults and CCF Defaults, respectively, all as defined in the June 30 10-Q. We have entered into forbearance agreements with the lenders under these facilities, in each case, which terminate no later than October 1, 2021.  See Note 5 – Loans Payable and Secured Line of Credit in the June 30 10-Q for a discussion regarding the defaults and the terms of the forbearance agreements.  If we are not able to resolve the defaults with the lenders through a waiver or other amendment, and/or refinance the obligations under the construction facility and mezzanine loan, the lenders will have the right, following the forbearance period, to exercise their rights and remedies with respect to such defaults. In such event, the lenders could demand immediate repayment of the outstanding borrowings and terminate the facilities and they could also seek to foreclose on the property and assets securing the loans among other remedies.  The acceleration of such loan(s) and/or exercise of any other such rights and remedies by the lenders may also trigger claims by purchasers under signed residential unit contracts at 77 Greenwich to rescind such contracts or an order from the NYS Department of Law to make an offer of rescission. If our lenders accelerate the payment of amounts outstanding under the construction facility and/or mezzanine loan, we do not currently have sufficient liquidity to repay such indebtedness and would need additional sources of capital to do so. We are seeking a resolution with our lenders and pursuing a comprehensive refinancing.  However, there can be no assurance that we will be able to complete a refinancing and/or obtain an acceptable waiver or amendment under the construction facility and mezzanine loan on terms acceptable to us, or at all. Failure to secure a waiver or an amendment or alternative financing would have a material adverse effect on us and our financial condition.

We have a limited amount of unrestricted cash and liquidity and variable cash needs. If we are not successful in consummating a strategic transaction, raising additional capital and/or receiving significant amounts on account of our claims involving 237 11th in a timely manner, we would have insufficient cash and liquidity to service our debt and pay operating expenses and other obligations.  Any such event would have a material adverse effect on our business and financial condition.

We have a limited amount of unrestricted cash and liquidity available for working capital and our cash needs, including in connection with the proposed refinancing of our construction facility, are significant and variable under different circumstances. We have been approached by several third parties and are currently exploring pursuing a variety of strategic and other transactions, including without limitation new investments in or a recapitalization and/or sale of the Company or its assets, opportunities to merge or reverse merge the Company, capital raises through equity offerings, debt borrowings, restructurings, refinancings and/or amendments, in each case, with the goal of maximizing the value of the assets and attributes of the Company while balancing short-term liquidity constraints. However, there is no assurance that we will be successful in consummating any such strategic transaction or obtaining capital sufficient to meet our operating needs, in each case, on terms or a timeframe acceptable to us or at all. In addition, if funds are raised by issuing equity securities, dilution to existing shareholders will result and future investors may purchase shares at prices below current market values and/or be granted rights superior to those of existing shareholders. Further, in the event that market conditions preclude our ability to consummate such a transaction, we may be required to evaluate additional alternatives in restructuring our business and our capital structure, including but not limited to, filing for bankruptcy protection. See Note 1 – Business to our consolidated financial statements in the June 30 10-Q for more information regarding the impact of the pandemic, our ability to continue as a going concern and related matters.

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The actual number of shares we will issue under the Sales Agreement, and the amount of proceeds that we will receive, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver sales notices to B. Riley at any time throughout the term of the Sales Agreement. The number of shares that are sold by B. Riley after delivery of a sales notice will fluctuate based on the market price of the common stock during the sales period and limits we set with B. Riley. In addition, we are not obligated to issue any shares under the Sales Agreement. Accordingly, and because the price per share of each share that is sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares, if any, that will ultimately be issued, or the resulting proceeds to us.

Even if we sell all of the shares that are able to be sold under the Sales Agreement, we anticipate that we will continue to seek external sources of financing to fund operations in the future.

Our revenue generating activities have not yet produced sufficient funds for profitable operations. Accordingly, while we are permitted to raise gross proceeds of up to a maximum of $10 million through the issuance of shares under the Sales Agreement, the profitable development of our business will be dependent upon the future success of our current operations as well as acquisition of new properties or businesses, which will require raising additional equity and/or debt financing on acceptable terms. We have relied upon, and will continue to rely substantially upon, equity and debt financing and other capital raising activities to fund our ongoing operations and the development of our business. We cannot assure you that additional sources of financing will be available to us on commercially favorable terms or at all.

The price of our common stock is volatile and our shareholders’ investment in our stock could decline in value.

The market price of our common stock is subject to wide fluctuations in response to numerous factors, including factors that have little or nothing to do with us or our performance, and these fluctuations could materially reduce our stock price. These factors include, among other things, the fact that our stock is thinly traded, and as a result trades of small numbers of our shares can have a significant impact on the trading price of our stock, business conditions in our markets and the general state of the securities markets and the market for other real estate stocks, changes in capital markets that affect the perceived availability of capital to companies in our industry, governmental legislation or regulation, and general economic and market conditions, such as recessions and downturns in the United States or global economy. Further, the issuance of the shares pursuant to the Sales Agreement into the public market has the potential to cause significant downward pressure on the price of our common stock. In addition, the stock market historically has experienced significant price and volume fluctuations. These fluctuations are often unrelated to the operating performance of particular companies. These broad market fluctuations may cause declines in the market price of our common stock, which may make it difficult for you to resell shares of our common stock owned by you at times or at prices that you find attractive.

Because we do not intend to pay dividends for the foreseeable future, shareholders will benefit from an investment in our common stock only if it appreciates in value.

We have never paid any cash dividends on our common stock and do not expect to declare cash dividends on the common stock in the foreseeable future. As a result, the success of an investment in our common stock will depend entirely upon any future appreciation. There is no guarantee that our common stock will appreciate in value or even maintain the price at which shareholders have purchased their shares.

Our management will have broad discretion in the use of the net proceeds from this offering, and we may not use these proceeds effectively.

We have not determined the specific allocation of the net proceeds of this offering. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business or financial condition and cause the price of our common stock to decline. In addition, our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds.

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USE OF PROCEEDS

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. We have not yet determined the amount of net proceeds to be used specifically for any particular purpose or the timing of these expenditures. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement, dated August 13, 2021, with B. Riley, that provides for the issuance and sale by us of shares of our common stock having an aggregate offering price of up to $10 million from time to time through B. Riley acting as agent. Under the terms of the Sales Agreement, we may also sell shares to B. Riley as principal for its own account. This prospectus supplement relates to the offer and sale of such shares of common stock under such Sales Agreement under the registration statement of which this prospectus supplement forms a part.

Upon instructions from us, B. Riley will use commercially reasonable efforts, consistent with its normal sales and trading practices and applicable law, to sell shares of our common stock under the Sales Agreement pursuant to this prospectus supplement. Sales of shares of common stock, if any, pursuant to this prospectus supplement may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on or through the NYSE American, the existing trading market for the common stock, on any other existing trading market for our common stock, or sales made to or through a market maker other than on an exchange, at market prices prevailing at the time of sale or at prices related to such prevailing market prices or in privately negotiated transactions. If we and B. Riley agree on any method of distribution other than sales of shares of our common stock into the NYSE American or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. To the extent required by Regulation M, B. Riley will not engage in any transactions that stabilize our common stock while the offering is ongoing under this prospectus supplement.

Under the Sales Agreement between us and B. Riley, we will instruct B. Riley in a sales notice as to the maximum amount of shares of our common stock to be sold by B. Riley, and the minimum price per share at which such shares may be sold. Subject to the conditions of the Sales Agreement, B. Riley will use its commercially reasonable efforts to solicit purchases on a particular day of all shares designated for sale by us on that day. The gross sales price of the shares sold will be the market price for shares of our common stock sold by B. Riley on the trading market at the time of sale of the shares. We or B. Riley may suspend the offering of our common stock upon proper notice and subject to certain other conditions. The obligation of B. Riley under the Sales Agreement to sell our common stock pursuant to a sales notice is subject to a number of conditions.

B. Riley will provide written confirmation to us following the close of trading on the NYSE American following each day in which shares of our common stock are sold under the Sales Agreement. Each confirmation will include the number of shares sold on the day, the aggregate gross sales proceeds, the net proceeds to us and the compensation payable by us to B. Riley with respect to the sales.

We will pay B. Riley commissions for its services in acting as our agent in the sale of our common stock. The compensation payable to B. Riley for sales of shares of our common stock with respect to which B. Riley acts as sales agent shall be equal to 2.5% of the gross sales price of those shares. There is no guarantee that there will be any sales of our common stock under this prospectus supplement and the accompanying base prospectus and actual sales, if any, of our common stock under this prospectus supplement and the accompanying base prospectus may result in gross proceeds to us of less than $10 million, exclusive of any sales agent compensation or other offering fees and expenses.

S-9

Settlement for sales of shares of our common stock will occur on the second business day following the date on which any sales are made. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of shares of our common stock on our behalf, B. Riley may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of B. Riley may be deemed to be underwriting commissions or discounts. We have also agreed to reimburse B. Riley for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $50,000, and periodic due diligence fees not to exceed $10,000 per calendar year. We have agreed to provide indemnification and contribution to B. Riley with respect to certain civil liabilities, including liabilities under the Securities Act and the Exchange Act.

We estimate that the total expenses of the offering payable by us, excluding commissions payable to B. Riley under the Sales Agreement, will be approximately $170,000.

The offering of shares of our common stock pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of all of our common stock provided for in this prospectus supplement, or (2) the termination of the Sales Agreement. The Sales Agreement may be terminated by us at any time in our sole discretion by giving five business day’s written notice to B. Riley, or by B. Riley at any time in its sole discretion. The Sales Agreement will remain in full force and effect until such date that the Sales Agreement is terminated in accordance with the terms thereof.

This is a brief summary of the material provisions of the Sales Agreement and does not purport to be a complete statement of its terms and conditions.

B. Riley and its affiliates may in the future provide various investment banking and other financial services for us for which services they may in the future receive customary fees. The principal business address of B. Riley is 299 Park Avenue, 21st Floor, New York, New York 10171.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon by Kramer Levin Naftalis & Frankel LLP, New York, New York. B. Riley is being represented in connection with this offering by Clifford Chance US LLP, New York, New York.

EXPERTS

The consolidated financial statements as of December 31, 2020 and 2019 and for each of the three years in the period ended December 31, 2020 and the related notes and schedules incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

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INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus or the information incorporated by reference, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made in this prospectus supplement, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus supplement the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but prior to the termination of the offering of the shares covered by this prospectus supplement and accompanying prospectus (other than information deemed furnished pursuant to Items 2.02 and 7.01 of Form 8-K). The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 31, 2021;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed on May 12, 2021 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed on August 11, 2021;

•	our Current Reports on Form 8-K, filed on March 11, 2021, June 28, 2021 and July 2, 2021;

•	our definitive proxy statement on Schedule 14A, filed on April 30, 2021; and

•	the description of our common stock contained in our Registration Statement on Form 8-A12(b) filed on December 16, 2015, including any amendment or reports filed for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement, but not delivered with the prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates. You should direct written requests to: Chief Financial Officer, Trinity Place Holdings Inc., 340 Madison Avenue, Suite 3C, New York, New York 10022, (212) 235-2190.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act, and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly, current and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

We maintain a website at www.trinityplaceholdings.com or www.tphs.com. The information contained on our website is not incorporated by reference in this prospectus supplement and the accompanying prospectus, and you should not consider it a part of this prospectus supplement and the accompanying prospectus.

S-11

PROSPECTUS

$109,668,100

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

We may issue from time to time in one or more series or classes up to $109,668,100 in aggregate total amount of our common stock, preferred stock, warrants, debt securities, as well as units that include any of these securities.

This prospectus describes the general terms of our common stock, preferred stock, warrants, debt securities and units and the general manner in which such securities will be offered. We will describe the specific manner in which these securities will be offered in supplements to this prospectus, which may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest in our securities.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, their name and a description of their compensation will be set forth in a prospectus supplement.

Our common stock is listed on the NYSE American LLC, or NYSE American, under the symbol “TPHS.” The last reported sale price of the common stock on the NYSE American on January 16, 2020 was $3.28 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 2 of this prospectus, and all other information included or incorporated by reference in this prospectus in its entirety, before you decide whether or not to make an investment in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 30, 2020

ABOUT THIS PROSPECTUS

In this prospectus, unless the context otherwise requires, “Trinity,” the “Company,” “we,” “us” and “our” refer to Trinity Place Holdings Inc., a Delaware corporation, and its subsidiaries and predecessor company.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may from time to time offer to sell up to $109,668,100 in aggregate total amount of our common stock, preferred stock, warrants, and/or debt securities, as well as units that include any of these securities, in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. If required by applicable law, each time we offer a type or series of such securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement, or information incorporated by reference in this prospectus or any prospectus supplement that is of a more recent date, may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The securities are not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus, and you should assume that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities.

We are not making any representation to any purchaser regarding the legality of an investment by such purchaser under any legal investment or similar laws or regulations. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in our securities.

As permitted under the rules of the SEC, this prospectus incorporates important business information about us that is contained in documents that we file with the SEC but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as from us. See “Where You Can Find More Information” and “Incorporation By Reference” in this prospectus.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference in this prospectus or any supplement to this prospectus, may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and information relating to the Company that are based on the beliefs of management of the Company as well as assumptions made by and information currently available to management. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “may,” “will,” “expects,” believes,” “plans,” “estimates,” “potential,” or “continue,” or the negative thereof or other and similar expressions. In addition, in some cases, you can identify forward-looking statements by words or phrases such as “trend,” “potential,” “opportunity,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions. Such statements reflect the current views of the Company with respect to future events, the outcome of which is subject to certain risks, including among others:

•	our limited operating history;

•	our limited revenues from operations and our reliance on external sources of capital to fund operations in the future;

•	our ability to execute our business plan, including as it relates to the development of our largest asset, 77 Greenwich Street in Lower Manhattan;

•	adverse trends in the Manhattan condominium market;

•	general economic and business conditions, including with respect to real estate, and their effect on the New York City real estate market in particular;

•	our investment in property development may be more costly than anticipated and investment returns from our properties planned to be developed may be less than anticipated;

•	competition for new acquisitions;

•	risks associated with acquisitions and investments in owned and leased real estate;

•	we may acquire properties subject to unknown or known liabilities, with limited or no recourse to the seller;

•	our ability to enter into new leases and renew existing leases with tenants at our commercial and residential properties;

•	risks associated with joint ventures;

•	our ability to maintain certain state tax benefits with respect to certain of our properties;

•	our ability to obtain required permits, site plan approvals and/or other governmental approvals in connection with the development or redevelopment of our properties;

•	costs associated with complying with environmental laws and environmental contamination, as well as the Americans with Disabilities Act or other safety regulations and requirements;

•	loss of key personnel;

•	our ability to obtain additional financing and refinance existing loans and on favorable terms;

•	the failure of our subsidiaries to repay outstanding indebtedness secured by our properties or otherwise;

•	the effects of new tax laws;

•	our ability to utilize our net operating loss carryforwards, or NOLs, to offset future taxable income and capital gains for U.S. Federal, state and local income tax purposes;

•	risks associated with current political and economic uncertainty;

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•	risks associated with breaches of information technology systems;

•	stock price volatility and other risks associated with a thinly traded stock;

•	stockholders may be diluted by the issuance of additional shares of common stock or securities convertible into common stock in the future;

•	a declining stock price may make it more difficult to raise capital in the future;

•	the influence of certain significant stockholders;

•	limitations in our charter documents on transactions in our common stock by substantial stockholders, designed to protect our ability to utilize our NOLs and certain other tax attributes, may not succeed and/or may limit the liquidity of our common stock;

•	certain provisions in our charter documents and Delaware law may have the effect of making more difficult or otherwise discouraging, delaying or deterring a takeover or other change of control of us; and

•	unanticipated difficulties which may arise and other factors which may be outside our control or that are not currently known to us or which we believe are not material.

In evaluating such statements, you should specifically consider the risks identified under the section entitled “Risk Factors” in this prospectus and in any prospectus supplement, any of which could cause actual results to differ materially from the anticipated results. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those contemplated by any forward looking statements. Subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere described in this prospectus and other reports filed with the SEC. All forward-looking statements speak only as of the date of this prospectus or, in the case of any documents incorporated by reference in this prospectus, the date of such document, in each case based on information available to us as of such date, and we assume no obligation to update any forward-looking statements, except as required by law.

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PROSPECTUS SUMMARY

The following is a summary of some of the information contained or incorporated by reference in this prospectus which we believe to be important. We have selected highlights of material aspects of our business to be included in this summary. You should read this entire prospectus, including the information incorporated by reference in this prospectus, which includes the description of our business and the information provided under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Investing in our securities involves risks. Therefore, you should carefully consider the information provided under the heading “Risk Factors” in this prospectus and in the other reports that we file with the SEC.

Company Overview

Trinity Place Holdings Inc. is a real estate holding, investment and asset management company. Our business is primarily to acquire, invest in, own, manage, develop or redevelop and sell real estate assets and/or real estate related securities. Our largest asset is currently a property located at 77 Greenwich Street in Lower Manhattan, or 77 Greenwich. 77 Greenwich was a vacant building that was demolished and is under development as a mixed-use project consisting of a residential condominium tower, retail space and a New York City elementary school. We also own a newly built 105-unit, 12-story multi-family property located at 237 11th Street, Brooklyn, New York, or 237 11th, acquired in May 2018, and, through a joint venture, a 50% interest in a newly built 95-unit multi-family property, known as The Berkley, located at 223 North 8th Street, Brooklyn, New York, as well as a retail strip center located in West Palm Beach, Florida, and a property occupied by a retail tenant in Paramus, New Jersey. We continue to evaluate new investment opportunities.

We also control a variety of intellectual property assets focused on the consumer sector, a legacy of our predecessor, Syms Corp., or Syms, including our on-line marketplace at FilenesBasement.com, our rights to the Stanley Blacker® brand, as well as the intellectual property associated with the Running of the Brides® event and An Educated Consumer is Our Best Customer® slogan. In addition, we had approximately $245.4 million of federal net operating loss carryforwards, or NOLs, at September 30, 2019, which may be used, subject to certain limitations, to reduce our future taxable income and capital gains.

Company Information

Trinity Place Holdings Inc. was incorporated in Delaware. Our principal executive offices are located at 340 Madison Avenue, New York, New York 10173. The Company’s telephone number at such address is (212) 235-2190.

Our corporate website address is www.trinityplaceholdings.com. Our current and future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available, free of charge, through our website as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. Our SEC filings can be accessed through the “Investor Relations” tab on our website. The information contained on, or accessible through, our website is not intended to be part of this prospectus or any report we file with, or furnish to, the SEC and incorporated by reference herein.

Our common stock is listed on the NYSE American under the symbol “TPHS.”

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the specific risk factors described below and set forth under “Risk Factors” in Item 1A of Part I of our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and any subsequent Current Reports on Form 8-K that we file after the date of this prospectus, together with any amendments or supplements thereto, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before deciding whether to invest in our securities. For more information, see “Incorporation by Reference”. The risks and uncertainties described in this prospectus and the documents incorporated by reference in this prospectus are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the value of our securities to decline, perhaps significantly, and you may lose part or all of your investment.

Risk Factors Related to Our Business

We have not generated a profit and consequently our business plan is difficult to evaluate and our long-term viability cannot be assured.

Our prospects for financial success are difficult to assess because we have a limited operating history since we began reporting as a going concern. Our predecessor filed for Chapter 11 relief on November 2, 2011, we were formed, and emerged from bankruptcy on September 14, 2012. We resumed reporting on the going concern basis of accounting on February 10, 2015. Since our formation, we have generated limited revenues and had negative cash flow from operations. The development of our business plan will require substantial capital expenditures. Our business could be subject to any or all of the problems, expenses, delays and risks inherent in the establishment of a new business enterprise, including, but not limited to capital resources. There can be no assurance that our business will be successful, that we will be able to achieve or maintain a profitable operation, or that we will not encounter unforeseen difficulties that may deplete our capital resources more rapidly than anticipated. There can be no assurance that we will achieve or sustain profitability or positive cash flows from our operating activities.

We have generated minimal revenues from operations, have limited cash resources, and will be reliant on external sources of capital to fund ongoing operations.

Our revenue generating activities have not yet produced sufficient funds for profitable operations. In addition, we are required to set aside specified minimum levels of liquidity, inclusive of cash and our line of credit, in connection with the development and financing of 77 Greenwich, which as of December 31, 2019 was $15.0 million, and we anticipate that we may be required to do so in connection with the development and financing of other current and future properties as well. While 77 Greenwich is currently our most significant asset, the amounts required to be set aside in other situations could also be substantial. As a result, these amounts would not be available for investment or operating activities. Our continued operation will be dependent upon the success of future operations and will require raising additional capital on acceptable terms. We have relied and may continue to rely substantially upon equity and debt financing to fund our ongoing operations. There can be no assurance that additional sources of capital will be available to us on commercially favorable terms should our capital requirements exceed cash available from operations and existing cash and cash equivalents. In addition, our inability to access the capital markets on favorable terms, because of a low stock price or otherwise, could affect our ability to execute our business plan as scheduled. If we are unable to raise capital on commercial terms, our ability to grow through new acquisitions and investments, and thus become profitable, could be materially adversely impacted.

A significant part of our current business plan is focused on the development of 77 Greenwich, and an inability to execute this business plan due to adverse trends in the Manhattan condominium market or otherwise could have a material adverse effect on our financial condition and results of operations.

Our business plan includes the development or redevelopment of our legacy commercial real estate properties and in particular the development of 77 Greenwich, which currently is our largest asset. As a result, our revenues and future growth are heavily dependent on the success of implementing our business plan for 77 Greenwich, which is currently under development.

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Our plans for 77 Greenwich currently call for approximately 90 luxury residential condominium apartments, in addition to a retail condominium unit and a New York City elementary school condominium unit.  There are a variety of factors that determine New York City residential condominium trends and that will ultimately impact the sales and pricing of units at 77 Greenwich, including among others, supply, changes in interest rates, the availability of home mortgages, foreign exchange rates and local employment trends, prices and velocity of sales. Sales of residential condominium units in general, and in particular in New York City, have historically experienced greater volatility than detached single family houses, which may expose us to more risk.  Based on a number of reports, as of the date of this prospectus, there are a historically high number of vacancies in newly constructed luxury residential condominiums in New York City, which has resulted in demand and pricing pressures. We commenced selling efforts in the spring of 2019 with the closings on any sales currently anticipated to be scheduled towards the end of 2020. As a result of the foregoing factors, which fluctuate over time, the timing and pricing of sales is inherently uncertain. An inability to successfully execute our business plan with respect to 77 Greenwich would likely have a material adverse effect on our financial condition and results of operations.

Our investment in property development for 77 Greenwich and other properties may be more costly than anticipated.

We intend to continue to develop or redevelop our current and future properties. Our current and future development and construction activities, including with respect to 77 Greenwich, may be exposed to the following risks:

•	we may be unable to proceed with the development of properties other than 77 Greenwich because we cannot obtain financing on favorable terms, or at all;

•	we may incur construction costs for a development project that exceed our original estimates due to increases in interest rates and increased materials, labor, leasing or other costs, which could make completion of the project less profitable because market rents or condominium unit sales prices, as applicable, may not increase sufficiently to compensate for the increase in construction costs;

•	we may be unable to obtain, or face delays in obtaining, required zoning, land-use, building, occupancy, and other governmental permits and authorizations, which could result in increased costs and could require us to abandon our activities entirely with respect to a project;

•	we may abandon development opportunities after we begin to explore them and as a result we may lose deposits or fail to recover expenses already incurred;

•	we may expend funds on and devote management’s time to projects which we do not complete;

•	we may be unable to complete construction and/or leasing of our rental properties and sales of our condominium projects (currently limited to 77 Greenwich) on schedule, or at all; and

•	we may suspend development projects after construction has begun due to changes in economic conditions or other factors, and this may result in the write-off of costs, payment of additional costs or increases in overall costs when the development project is restarted.

Investment returns from 77 Greenwich and other properties we may develop may be less than anticipated.

Our properties planned to be developed may be exposed to the following risks:

•	we may sell condominium units at 77 Greenwich and other future developed properties at prices, and/or lease commercial and residential properties at current or future properties, that are less than the prices projected at the time we decide to undertake the development;

•	the velocity of leasing at commercial and residential properties, and/or condominium sales at future developed properties may fluctuate depending on a number of factors, including market and economic conditions, and may result in our investments being less profitable than we expected or not profitable at all; and

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•	operating expenses may be greater than projected at the time of development, resulting in our investment being less profitable than we expected.

Competition for new acquisitions may reduce the number of acquisition opportunities available to us and increase the costs of those acquisitions.

We will face competition for acquisition opportunities from other investors, particularly those investors who are willing to incur more leverage. This competition may adversely affect us by subjecting us to the following risks:

•	an inability to acquire a desired property because of competition from other well-capitalized real estate investors, many of whom have greater resources than us, including publicly traded and privately held REITs, private real estate funds, domestic and foreign financial institutions, life insurance companies, sovereign wealth funds, pension trusts, partnerships and individual investors; and

•	an increase in the purchase price for the acquisition of such property.

If we are unable to successfully acquire additional properties, our ability to grow our business would be adversely affected. In addition, increases in the cost of acquisition opportunities could adversely affect our results of operations.

We face risks associated with acquisitions of and investments in new properties.

We may acquire interests in properties, individual properties and portfolios of properties, including potentially large portfolios that could significantly increase our size and alter our capital structure. Our acquisition and investment activities may be exposed to, and their success may be adversely affected by, the following risks:

•	we may be unable to finance acquisitions and developments of properties, including with respect to raising capital to contribute as equity, on favorable terms or at all;

•	we may be unable to complete proposed acquisitions or other transactions due to an inability to meet required closing conditions;

•	we may expend funds on, and devote management time to, acquisition opportunities which we do not complete, which may include non-refundable deposits;

•	we may be unable to lease our acquired properties on the same terms as contemplated as part of our underwriting;

•	acquired properties may fail to perform as we expected;

•	our estimates of the costs we incur in renovating, improving, developing or redeveloping acquired properties may be inaccurate;

•	we may not be able to obtain adequate insurance coverage for acquired properties; and

•	we may be unable to quickly and efficiently integrate new acquisitions and developments, particularly acquisitions of portfolios of properties, into our existing operations, and therefore our results of operations and financial condition could be adversely affected.

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We may acquire properties subject to known and unknown liabilities and with limited or no recourse to the seller.

Properties we acquire may be subject to known or unknown liabilities with no or minimal recourse to the seller. As a result, if a property is damaged, we may need to pay to have it repaired, and our ability to recoup any such payments through insurance, indemnities, litigation or otherwise is uncertain. We have purchased one property subject to unknown construction defects and there can be no assurance that we will not do so again. Also, if a liability were asserted against us arising from our ownership of a property, we might have to pay substantial sums to settle it. Any of these occurrences could adversely affect our cash flow, even if some or all of the costs are ultimately borne by a third party. Unknown liabilities with respect to properties acquired might include:

•	liabilities for repair of damaged properties or faulty construction;

•	claims by tenants, vendors or other persons arising from dealing with the former owners of the properties;

•	liabilities incurred in the ordinary course of business;

•	claims for indemnification by general partners, directors, officers and others indemnified by the former owners of the properties; and

•	liabilities for clean-up of undisclosed environmental contamination and/or repair or other remediation of construction defects.

Our revenues and the value of our portfolio are affected by a number of factors that affect investments in leased commercial and residential real estate generally.

We are subject to the general risks of investing in and owning leasable real estate in connection with our existing retail and residential properties and new properties or investments in leasable real estate. These risks include the ability to secure leases with new tenants, renew leases with existing tenants, the non-performance of lease obligations by tenants, leasehold improvements that will be costly or difficult to remove or certain upgrades that may be needed should it become necessary to re-rent the leased space for other uses, rights of termination of leases due to events of casualty or condemnation affecting the leased space or the property or due to interruption of the tenant’s quiet enjoyment of the leased premises, and obligations of a landlord to restore the leased premises or the property following events of casualty or condemnation. The occurrence of any of these events, particularly with respect to larger leases at our commercial real estate properties, could adversely impact our results of operations, liquidity and financial condition.

In addition, if our competitors offer space at net effective rental rates below our current net effective rates or the market rates, we may lose current or potential tenants to other properties in our markets. Additionally, we may need to reduce net effective rental rates below our current rates or offer incentives in order to retain tenants upon expiration of their leases or to attract new tenants. Our results of operations and cash flow may be adversely affected as a result of these factors.

We may be unable to lease vacant space, renew our current leases, or re-lease space as our current leases expire.

Leases at our properties may not be renewed or such properties may not be re-leased at favorable rental rates. If the rental rates for our properties decrease, our tenants do not renew their leases or we do not re-lease a significant portion of our available space, including vacant space resulting from tenant defaults or space that is currently unoccupied, and space for which leases are scheduled to expire, our financial condition, results of operations and cash flows could be materially adversely affected. There are numerous commercial developers, real estate companies, financial institutions and other investors with greater financial resources than we have that compete with us in seeking tenants who we desire to lease space in our properties.

The bankruptcy of, or a downturn in the business of, any of the major tenants at our commercial real estate properties that causes them to reject their leases, or to not renew their leases as they expire, or renew at lower rental rates, may adversely affect our cash flows and property values. In addition, retailers at our properties face increasing competition from e-commerce, outlet malls, discount shopping clubs, direct mail and telemarketing, which could reduce rents payable to us and reduce our ability to attract and retain tenants at our properties leading to increased vacancy rates at our properties.

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In addition, if we are unable to renew leases or re-lease a property, the resale value of that property could be diminished because the market value of a particular property will depend in part upon the value of the leases of such property.

We are subject to the risks associated with joint ventures.

We formed a joint venture with a third party to acquire and operate The Berkley in Brooklyn, New York. We may become involved in additional joint ventures in the future with respect to current or future properties. Joint venture investments may involve risks not otherwise present for investments made or owned solely by us, including the possibility that our joint venture partner might become bankrupt, or may take action contrary to our instructions, requests, policies or objectives. Other risks of joint venture investments include impasse on decisions, such as a sale, because neither we nor a joint venture partner would have full control over the joint venture, activities conducted by a partner that have a negative impact on the joint venture or us, and disputes with our partner. Also, there is no limitation under our organizational documents as to the amount of our funds that may be invested in joint ventures.

We may not receive or be able to maintain certain tax benefits if we are not in compliance with certain requirements of the NYC Department of Housing Preservation and Development.

We may not receive or be able to maintain certain existing or anticipated tax benefits related to The Berkley and 237 11th properties if we are not in compliance with certain requirements of the NYC Department of Housing Preservation and Development, or the HPD. Both of these properties currently benefit from a real estate tax exemption under New York Real Property Tax Law, or RPTL, Section 421a, as a result of a specified percentage of the units in such buildings being designated as affordable rate units or market rate units and/or subject to rent stabilization guidelines, among other requirements. Section 421a of the New York RPTL provides an exemption from real estate taxes on the amount of the assessed value of newly constructed improvements if certain requirements are met. A property cannot maintain or continue to receive Section 421a tax benefits without HPD’s determination that all Section 421a eligibility requirements have and continue to be met. Although the HPD has issued a final Certificate of Eligibility with respect to the 421a tax benefits for The Berkley and 237 11th properties and we are currently in compliance with all applicable 421a requirements for such properties, there can be no assurance that compliance with the 421a requirements for either property will continue to be maintained. If we are not able to maintain compliance with the requirements of the Section 421a partial tax exemption program, as applicable to either of the properties, the HPD may find that such property is ineligible to receive the tax exemption benefits related to the Section 421a partial tax exemption program.

Multi-family residential properties are subject to rent stabilization regulations, which limit our ability to raise rents above specified maximum amounts and could give rise to claims by tenants that their rents exceed such specified maximum amounts.

The Rent Stabilization Law and Code imposes rent control or rent stabilization on apartment buildings. The rent stabilization regulations applicable to our multi-family residential properties set maximum rates for annual rent increases, entitle our tenants to receive required services from us and entitle our tenants to have their leases renewed. The limitations established by present or future rent stabilization regulations may impair our ability to maintain rents at market levels.

Pursuant to the Housing Stability and Tenant Protection Act of 2019, which is a set of New York State laws, vacancy lease increases were eliminated, whereby the landlord was permitted to increase the rent by as much as 20% for a tenant moving into a vacant apartment, which used to attribute to significant increases in rent for New York City properties.

With respect to certain types of properties in New York City, solely by virtue of the real estate tax exemption under RPTL Section 421a, the Rent Guidelines Board of New York City, where our multi-family residential properties are located, approves renewal lease rent increases. In each of 2018 and 2019, the Rent Guidelines Board approved a 1.5% increase on 12-month lease renewals and a 2.5% increase on 24-month lease renewals.  Approved rent increases have averaged approximately 2.6% over the past 24 years on 12-month lease renewals and approximately 0.85% over the past 5 years on 12-month lease renewals.

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The application of rent stabilization to apartments in our multi-family residential properties will limit the amount of rent we are able to collect, which could have a material adverse effect on our ability to fully take advantage of the investments that we are making in our properties. In addition, there can be no assurances that changes to rent stabilization laws will not have a similar or greater negative impact on our ability to collect rents.

Our ability to develop or redevelop our properties and enter into new leases with tenants will depend on our obtaining certain permits, site plan approvals and other governmental approvals from local municipalities, which we may not be able to obtain on a timely basis or at all.

In order to develop or redevelop our properties, we will be required to obtain certain permits, site plan approvals or other governmental approvals from local municipalities. We may not be able to secure all the necessary permits or approvals on a timely basis or at all, which may prevent us from developing or redeveloping our properties according to our business plan. Additionally, potential acquirers or tenants may also need to obtain certain permits or approvals in order to utilize our properties in the manner they intend to do so. The specific permit and approval requirements are set by the state and the various local jurisdictions, including but not limited to city, town, county, township and state agencies having control over the specific properties. Our inability to obtain permits and approvals to develop or redevelop our properties, or the inability of potential purchasers and tenants of our properties to obtain necessary permits and approvals, could severely and adversely affect our business.

We may incur significant costs to comply with environmental laws and environmental contamination may impair our ability to lease and/or sell real estate.

Our operations and properties are subject to various federal, state and local laws and regulations concerning the protection of the environment, including air and water quality, hazardous or toxic substances and health and safety. Under some environmental laws, a current or previous owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances released at a property. The owner or operator may also be held liable to a governmental entity or to third parties for property damage or personal injuries and for investigation and clean-up costs incurred by those parties because of the contamination. These laws often impose liability without regard to whether the owner or operator knew of the release of the substances or caused the release. The presence of contamination or the failure to remediate contamination may impair our ability to sell or lease real estate or to borrow using the real estate as collateral. Other laws and regulations govern indoor and outdoor air quality including those that can require the abatement or removal of asbestos-containing materials in the event of damage, demolition, renovation or remodeling and also govern emissions of and exposure to asbestos fibers in the air. The maintenance and removal of lead paint and certain electrical equipment containing polychlorinated biphenyls (PCBs) are also regulated by federal and state laws. We are also subject to risks associated with human exposure to chemical or biological contaminants such as molds, pollens, viruses and bacteria which, above certain levels, can be alleged to be connected to allergic or other health effects and symptoms in susceptible individuals. We could incur fines for environmental compliance and be held liable for the costs of remedial action with respect to the foregoing regulated substances or related claims arising out of environmental contamination or human exposure to contamination at or from our properties.

Each of our properties has been subject to varying degrees of environmental assessment. To date, these environmental assessments have not revealed any environmental condition material to our business. However, identification of new compliance concerns or undiscovered areas of contamination, changes in the extent or known scope of contamination, human exposure to contamination or changes in clean-up or compliance requirements could result in significant costs to us.

Compliance or failure to comply with the Americans with Disabilities Act or other safety regulations and requirements could result in substantial costs.

The Americans with Disabilities Act, or ADA, generally requires that public buildings, including our properties, meet certain federal requirements related to access and use by disabled persons.  These rules are subject to interpretation and change. Noncompliance could result in the imposition of fines by the federal government or the award of damages to private litigants and/or legal fees to their counsel. If, under the ADA, we are required to make substantial alterations and capital expenditures in one or more of our operating properties, including the removal of access barriers, it could adversely affect our financial condition and results of operations.

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Our properties are subject to various federal, state and local regulatory requirements, such as state and local fire and life safety requirements.  If we fail to comply with these requirements, we could incur fines or private damage awards.  We do not know whether existing requirements will change or whether compliance with future requirements will require significant unanticipated expenditures that will affect our cash flow and results of operations.

The loss of key personnel upon whom we depend to operate our business or the inability to attract additional qualified personnel could adversely affect our business.

We believe that our future success will depend in large part on our ability to retain or attract highly qualified management and other personnel, including in particular our President and Chief Executive Officer, Matthew Messinger. We may not be successful in retaining key personnel or in attracting other highly qualified personnel. Any inability to retain or attract qualified management and other personnel could have a material adverse effect on our business, results of operations and financial condition.

The failure of our subsidiaries to repay or refinance outstanding loans, and any liability we incur as a result of the financing arrangements and our guarantees of those loans, could have a material adverse impact on our financial condition, results of operations and cash flows.

All of our properties secure loans. The failure by our borrower subsidiaries to make scheduled repayments under the loan agreements, or the default of any of the obligations under the loans, would have an adverse impact on our financial condition, results of operations and cash flows. Upon the occurrence of an event of default, the applicable subsidiary may be required to immediately repay all amounts outstanding under the respective loan and the lenders may exercise other remedies available to them, including foreclosing on the respective property securing the loan. See Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources and Note 10 – Loans Payable and Secured Line of Credit to our consolidated financial statements, for further discussion regarding our financing activities.

Our ability to utilize our NOLs to reduce future tax payments may be limited as a result of future transactions.

We had approximately $245.4 million of federal NOLs at September 30, 2019. Section 382 of the Internal Revenue Code, or the Code, contains rules that limit the ability of a company that undergoes an ownership change, which is generally any change in ownership by certain stockholders of more than 50% of its stock over a three-year period, to utilize its NOLs after the ownership change. These rules generally operate by focusing on ownership changes involving stockholders who directly or indirectly own 5% or more of the stock of a company and any change in ownership arising from a new issuance of stock by us. Generally, if an ownership change occurs, the annual taxable income limitation on the use of NOLs is equal to the product of the applicable long term tax exempt rate and the value of our stock immediately before the ownership change. On December 22, 2017, the President of the United States signed into law P.L. 115-97, commonly referred to as the U.S. Tax Cuts and Jobs Act, or TCJA. The TCJA limits the deductibility of net operating losses arising in tax years beginning after December 31, 2017 to 80 percent of taxable income (computed without regard to the net operating loss deduction) for the taxable year. If we experience an ownership change, our ability to utilize our NOLs would be subject to significant limitations.

Political and economic uncertainty could have an adverse effect on us.

We cannot predict how current political and economic uncertainty, including uncertainty related to taxation and increases in interest rates, will affect our critical tenants, joint venture partners, lenders, financial institutions and general economic conditions, including consumer confidence and the volatility of the stock market and real estate market.

Political and economic uncertainty poses a risk to us in that it may cause consumers to postpone discretionary spending in response to tighter credit, reduced consumer confidence and other macroeconomic factors affecting consumer spending behavior, resulting in a downturn in the business of our tenants. In the event current political and economic uncertainty results in financial turmoil affecting the banking system and financial markets or significant financial service institution failures, there could be a new or incremental tightening in the credit markets, low liquidity, and extreme volatility in fixed income, credit, currency and equity markets. Each of these could have an adverse effect on our business, financial condition and operating results.

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Breaches of information technology systems could materially harm our business and reputation.

We collect and retain on information technology systems certain financial, personal and other sensitive information provided by third parties, including tenants, vendors and employees. We also rely on information technology systems for the collection and distribution of funds.

There can be no assurance that we will be able to prevent unauthorized access to sensitive information or the unauthorized distribution of funds. Any loss of this information or unauthorized distribution of funds as a result of a breach of information technology systems may result in loss of funds to which we are entitled, legal liability and costs (including damages and penalties), as well as damage to our reputation, that could materially and adversely affect our business and financial performance.

Risks Related to Our Common Stock

Our common stock is thinly traded and the price of our common stock has fluctuated significantly.

Our common stock, listed on the NYSE American, is thinly traded. We cannot assure stockholders that an active market for our common stock will develop in the foreseeable future or, if developed, that it will be sustained. As a result stockholders may not be able to resell their common stock. Because our common stock is thinly traded, even small trades can have a significant impact on the market price of our common stock, as was the case in 2018 when our stock price decreased significantly on low volume. For instance, our stock price has ranged from a high of $7.45 per share in May 2018, to a low of $3.53 per share in March 2019 even though we believe we have executed our business plan and significantly de-risked our development of 77 Greenwich. Volatility in the market price of our common stock may prevent stockholders from being able to sell their shares at or above the price paid for such shares. The market price of our common stock could fluctuate significantly for various reasons, many of which are beyond our control, including:

•	the potential issuance of additional shares of common stock including at prices that are below the then-current trading price of our common stock;

•	volatility in global and/or U.S. equities markets;

•	changes in the real estate markets in which we operate;

•	our ability to develop or redevelop or successfully sell units in 77 Greenwich or at other properties in the future;

•	our ability to identify new acquisition and investment opportunities and/or close on those acquisitions or investments;

•	our financial results or those of other companies in our industry;

•	the public’s reaction to our press releases and other public announcements and our filings with the SEC;

•	new laws or regulations or new interpretations of laws or regulations applicable to our business;

•	changes in general conditions in the United States and global economies or financial markets, including those resulting from war, incidents of terrorism or responses to such events;

•	sales of common stock by our executive officers, directors and significant stockholders;

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•	changes in generally accepted accounting principles, policies, guidance, or interpretations; and

•	other factors described in our filings with the SEC, including among others in connection with the risks noted in our Annual Report on Form 10-K.

In addition, until our common stock is more widely held and actively traded, small sales or purchases may cause the price of our common stock to fluctuate dramatically up or down without regard to our financial health or business prospects. Downward fluctuations can impair our ability to raise equity capital on acceptable terms.

Stockholders may experience dilution of their ownership interests upon the issuance of additional shares of our common stock or securities convertible into shares of our common stock.

We may issue additional equity securities in capital raising transactions or otherwise, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 120,000,000 shares of capital stock consisting of 79,999,997 shares of common stock, two shares of a class of preferred stock (which were redeemed in accordance with their terms and may not be reissued), one share of a class of special stock and 40,000,000 shares of blank check preferred stock. As of December 31, 2019, there were 31,881,961 shares of our common stock and one share of special stock outstanding.

We have in the past and we may in the future raise additional capital through public or private offerings of our common stock or other securities that are convertible into or exercisable for our common stock. Any future issuance of our equity or equity-linked securities may dilute then-current stockholders’ ownership percentages and could also result in a decrease in the fair market value of our equity securities, because our assets would be owned by a larger pool of outstanding equity. We may also issue such securities in connection with hiring or retaining employees and consultants, as payment to providers of goods and services, in connection with future acquisitions and investments, development, redevelopment and repositioning of assets, or for other business purposes. Our board of directors may at any time authorize the issuance of additional common stock without stockholder approval, unless the approval of our common stockholders is required by applicable law, rule or regulation, including NYSE American regulations, or our certificate of incorporation. The terms of preferred equity securities we may issue in future transactions may be more favorable to new investors, and may include dividend and/or liquidation preferences, anti-dilution protection, pre-emptive rights, superior voting rights and the issuance of warrants or other derivative securities, among other terms, which may have a further dilutive effect. Also, the future issuance of any such additional shares of common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that any such future issuances will not be at a price or have conversion or exercise prices below the price at which shares of the common stock are then traded.

A decline in the price of our common stock, including as a result of a sale of a substantial number of shares of our common stock, may impair our ability to raise capital in the future.

A decline in the price of our common stock, including as a result of sales of a substantial number of shares of our common stock, may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate, which would impair our ability to raise capital.

Capital-raising transactions resulting in a large amount of newly issued shares that become readily tradable, or other events that cause current stockholders to sell shares, could place downward pressure on the trading price of our stock. In addition, the lack of a robust resale market may require a stockholder who desires to sell a large number of shares of common stock to sell the shares in increments over time to mitigate any adverse impact of the sales on the market price of our stock.

If our stockholders sell, or the market perceives that our stockholders intend to sell for various reasons, including the ending of restrictions on resale of substantial amounts of our common stock in the public market, including shares issued upon the exercise of outstanding options, the market price of our common stock could fall. A significant amount of restricted shares previously issued by us have been registered for resale on registration statements filed with the SEC.

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More than 50% of our shares of common stock are currently controlled by four of our stockholders who may have the ability to influence the election of directors and the outcome of matters submitted to our stockholders.

More than 50% of our shares of common stock are controlled by four of our stockholders. As a result, these stockholders may have the ability to significantly influence the outcome of issues submitted to our stockholders for a vote. The interests of these stockholders may not always coincide with our interests or the interests of other stockholders, and they may act in a manner that advances their best interests and not necessarily those of other stockholders. The concentration of ownership could also deter unsolicited takeovers, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices.

The holder of our special stock has the right to appoint a member to our board of directors and, consequently, the ability to exert influence over us.

In connection with the investment in us by Third Avenue Trust, on behalf of Third Avenue Real Estate Value Fund, or Third Avenue, a beneficial holder of 17.7% of our common stock at December 31, 2019, Third Avenue was issued one share of a class of special stock and our certificate of incorporation was amended to provide that, subject to the other terms and conditions of our certificate of incorporation, from the issuance of the one share of special stock and until the “Special Stock Ownership Threshold” of 2,345,000 shares of common stock is no longer satisfied, Third Avenue has the right to elect one director to the board of directors. As a result, this stockholder may be able to exert influence over our policies and management, potentially in a manner which may not be in our best interests or the best interests of the other stockholders, until such time as the Special Stock Ownership Threshold is no longer satisfied.

In order to protect our ability to utilize our NOLs and certain other tax attributes, our certificate of incorporation includes certain transfer restrictions with respect to our stock, which may limit the liquidity of our common stock.

To reduce the risk of a potential adverse effect on our ability to use our NOLs and certain other tax attributes for U.S. Federal income tax purposes, our certificate of incorporation contains certain transfer restrictions with respect to our stock by substantial stockholders. These restrictions may adversely affect the ability of certain holders of our common stock to dispose of or acquire shares of our common stock and may have an adverse impact on the liquidity of our stock generally.

We have not paid dividends on our common stock in the past and do not expect to pay dividends on our common stock for the foreseeable future. Any return on investment may be limited to the value of our common stock.

No cash dividends have been paid on our common stock. We expect that any income received from operations will be devoted to our future operations and growth. We do not expect to pay cash dividends on our common stock in the near future. Payment of dividends in the future will depend upon our profitability at the time, cash available for those dividends, and such other factors as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on an investor’s investment will only occur if our stock price appreciates.

Our charter documents and Delaware law could prevent a takeover that stockholders consider favorable and could also reduce the market price of our stock.

Our certificate of incorporation and bylaws and Delaware law contain provisions that could delay or prevent a change in control of us. These provisions could also make it more difficult for stockholders to elect directors and take other corporate actions. In addition to the matters identified in the risk factors above relating to the provisions of our certificate of incorporation, these provisions include:

•	a classified board of directors with two-year staggered terms;

•	limitations in our certificate of incorporation on acquisitions and dispositions of our common stock designed to protect our NOLs and certain other tax attributes; and

•	authorization for blank check preferred stock, which could be issued with voting, liquidation, dividend and other rights superior to our common stock.

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These and other provisions in our certificate of incorporation and bylaws and under Delaware law could discourage potential takeover attempts, reduce the price that investors might be willing to pay in the future for shares of common stock and result in the market price of the common stock being lower than it would be without these provisions.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities offered by this prospectus for general corporate and working capital purposes. General corporate and working capital purposes may include possible acquisitions and investments, payment of operating expenses, the repurchase, redemption or repayment of our outstanding indebtedness, capital expenditures, and any other purposes that may be stated in any prospectus supplement.

SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer. We will also include in the prospectus supplement information, where applicable, about material U.S. Federal income tax considerations relating to the securities and the securities exchange, if any, on which the securities will be listed.

DESCRIPTION OF COMMON STOCK

The following description of the terms of our common stock is only a summary. This description is subject to, and qualified in its entirety by reference to, our certificate of incorporation and bylaws, each of which has previously been filed with the SEC and which we incorporate by reference as exhibits to the registration statement of which this prospectus is a part, and the Delaware General Corporation Law, or DGCL. See “Where You Can Find More Information.”

General

Our authorized capital stock consists of 79,999,997 shares of common stock with par value of $.01 per share, two shares of a class of preferred stock (which were redeemed in accordance with their terms and may not be reissued), one share of a class of special stock, par value $.01 per share, and 40,000,000 shares of a class of designation preferred stock, par value $0.01 per share.

As of December 31, 2019, there were 31,881,961 shares of common stock issued and outstanding held by 173 holders of record. As of December 31, 2019, we had an aggregate of 453,334 shares of unvested restricted stock unit awards outstanding and 757,605 shares of vested restricted stock unit awards that have not yet been issued and 1,017,535 shares of our common stock reserved for future issuance pursuant to our existing stock incentive plan.

Voting Rights

Except as set forth below or otherwise required by law or as otherwise provided in any preferred stock that may be authorized in the future, the holders of the common stock exclusively possess all voting power, and each share of common stock has one vote.

Except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to the certificate of incorporation that relates solely to the alteration or change of the powers, preferences, rights or other terms of one or more outstanding series of preferred stock or series of designation preferred stock (or of special stock, as applicable) if the holders of such affected series of preferred stock or designation preferred stock (or the special stock, as applicable) are entitled, either separately or, in the case of one or more series of preferred stock or designation preferred stock, together with the holders of one or more other series of preferred stock or designation preferred stock, to vote thereon as a separate class pursuant to the certificate of incorporation or pursuant to the DGCL as currently in effect or as may be amended in the future.

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Dividends

Subject to limitations under Delaware law and preferences that may apply to any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably such dividends or other distribution, if any, as may be declared by our board of directors out of funds legally available therefor.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the liquidation preference of the special stock and any outstanding preferred stock.

Rights and Preferences

The common stock has no preemptive, conversion or other rights to subscribe for additional securities. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable

All outstanding shares of our common stock are, and all shares of common stock to be outstanding upon completion of the offering will be, validly issued, fully paid and nonassessable.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, New York 11219 and its telephone number is (718) 921-8200.

Quotation of Common Stock

Our common stock is listed on the NYSE American under the symbol “TPHS.”

DESCRIPTION OF PREFERRED STOCK

The following description of the terms of our preferred stock is only a summary. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement. This description and the description contained in any prospectus supplement are subject to and qualified in their entirety by reference to our certificate of incorporation and bylaws, each of which has previously been filed with the SEC and which we incorporate by reference as exhibits to the registration statement of which this prospectus is a part, and the DGCL.

General

Our charter provides that we may issue up to 40,000,000 shares of a class of designation preferred stock, par value $0.01 per share. As of the date of this prospectus, we did not have any shares of preferred stock outstanding.

Prior to the issuance of shares of preferred stock, our board of directors is required to adopt resolutions and file a Certificate of Designations with the Secretary of State of the State of Delaware, fixing for each such series the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of such shares might believe to be in their best interests or in which holders of some, or a majority, of such shares might receive a premium for their shares over the then-market price of such shares.

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Subject to limitations prescribed by the DGCL and our charter and bylaws, our board of directors is authorized to fix the number of shares constituting each series of preferred stock and the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the board of directors. Each series of preferred stock that we offer under this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

The applicable prospectus supplement(s) will describe the following terms of the series of preferred stock in respect of which this prospectus is being delivered:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the purchase price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for dividends;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provisions for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange or market;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock or another series of our preferred stock, including the conversion price (or its manner of calculation) and conversion period;

•	the terms and conditions, if applicable, upon which preferred stock will be exchangeable into our debt securities, including the exchange price, or its manner of calculation, and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. Federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions on the preferred stock.

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Rank

Unless otherwise specified in the prospectus supplement, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, the preferred stock will rank:

•	senior to all classes or series of our common stock, and to all equity securities issued by us the terms of which specifically provide that such equity securities rank junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us;

•	on a parity with all equity securities issued by us that do not rank senior or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us; and

•	junior to all equity securities issued by us the terms of which do not specifically provide that such equity securities rank on a parity with or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us (including any entity with which we may be merged or consolidated or to which all or substantially all of our assets may be transferred or which transfers all or substantially all of our assets).

As used for these purposes, the term “equity securities” does not include convertible debt securities.

Transfer Agent and Registrar

The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. If we engage a warrant agent, each warrant agent will be a bank that we select which has its principal office in the United States. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any; or

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

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Additional Information

We will describe in the applicable prospectus supplement the terms of the series of warrants, including, if applicable:

•	the offering price and aggregate number of warrants offered;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	a discussion on any material or special U.S. Federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5 p.m., Eastern time, on the expiration date that we set forth in the applicable prospectus supplement. After the specified time on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

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Enforceability of Rights by Holders of Warrants

A warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be direct obligations of the Company and will be either senior or subordinated debt securities and may be either secured or unsecured. We will issue the debt securities under an indenture that we will enter into with a trustee named in the indenture. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities. For purposes of this description, references to “the Company,” “we,” “our” and “us” refer only to Trinity Place Holdings Inc. and not to its subsidiaries.

General

We may issue debt securities in one or more series. A supplemental indenture will set forth specific terms of each series of debt securities. There will be prospectus supplements relating to particular series of debt securities. Each prospectus supplement will describe, if applicable:

•	the form and title of the series (which shall distinguish the debt securities of that particular series from the debt securities of any other series);

•	the price or prices (expressed as a percentage of the principal amount thereof) at which the debt securities of the series will be issued;

•	any limit upon the aggregate principal amount of the debt securities of the series which may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other debt securities of the series as are specifically set forth in the indenture);

•	the date or dates on which the principal of the debt securities of the series is payable;

•	the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the debt securities of the series shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of and interest, if any, on the debt securities of the series shall be payable, where the debt securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the debt securities of such series and the indenture may be served, and the method of such payment, if by wire transfer, mail or other means;

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•	if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of the series may be redeemed, in whole or in part, at the option of the Company;

•	the obligation, if any, of the Company to redeem or purchase the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the dates, if any, on which and the price or prices at which the debt securities of the series will be repurchased by the Company at the option of the holders thereof and other detailed terms and provisions of such repurchase obligations;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series shall be issuable;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof;

•	the currency of denomination of the debt securities of the series, which may be U.S. dollars or any foreign currency, and the agency or organization, if any, responsible for overseeing such composite currency;

•	the provisions, if any, relating to any security provided for the debt securities of the series;

•	any addition to or change in the events of default which applies to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

•	any addition to or change in the covenants set forth in the indenture which applies to debt securities of the series;

•	the provisions, if any, relating to conversion of any debt securities of such series, including, if applicable, the securities into which the debt securities are convertible, the conversion price, the conversion period, provisions as to whether conversion will be mandatory, at the option of the holders or at the option of the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion if such series of debt securities are redeemed;

•	whether the debt securities of such series will be senior debt securities or subordinated debt securities and, if applicable, a description of the subordination terms thereof;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to debt securities of such series if other than those appointed in the indenture; and

•	any other terms of the debt securities of the series (which may modify or delete any provision of the indenture insofar as it applies to such series).

The indenture will not contain any restrictions on the payment of dividends or the repurchase of our securities or any financial covenants. However, supplemental indentures relating to particular series of debt securities, or other indentures, may contain provisions of that type.

We may issue debt securities at a discount from, or at a premium to, their stated principal amount. A prospectus supplement may describe federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount or a premium.

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If the principal of, premium, if any, or interest, if any, with regard to any series of debt securities is payable in a foreign currency, then in the prospectus supplement relating to those debt securities, we will describe any restrictions on currency conversions, tax considerations or other material restrictions with respect to that issue of debt securities.

Form of Debt Securities

We may issue debt securities in certificated or uncertificated form, in registered form with or without coupons or in bearer form with coupons, if applicable.

We may issue debt securities of a series in the form of one or more global certificates evidencing all or a portion of the aggregate principal amount of the debt securities of that series. We may deposit the global certificates with depositaries, and the global certificates may be subject to restrictions upon transfer or upon exchange for debt securities in individually certificated form.

No Protection In the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”) unless:

•	we are the surviving corporation or the successor person (if other than us) is organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities under the indenture; and

•	immediately after giving effect to the transaction, no default or event of default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default and Remedies

An event of default with respect to each series of debt securities will include (unless in the establishing resolution of our board of directors, supplemental indenture or applicable officers’ certificate, it is provided that such series shall not have the benefit of such event of default):

•	our default in the payment of any interest on any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

•	our default in the payment of principal of, or premium, if any, on any debt security of that series at its maturity;

•	our default in the performance or breach of any covenant or warranty in the indenture (other than a covenant or warranty for which the consequences of nonperformance or breach are addressed elsewhere in the indenture and other than a covenant or warranty that has been included in the indenture solely for the benefit of series of debt securities other than that series), which default continues uncured for a period of 90 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of not less than a majority in principal amount of the outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default”;

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•	if we, pursuant to or within the meaning of any bankruptcy law,

(i)	commence a voluntary case or proceeding;

(ii)	consent to the entry of an order for relief against us in an involuntary case,

(iii)	consent to the appointment of a custodian of us or for all or substantially all of our property,

(iv)	make a general assignment for the benefit of our creditors, or

(v)	make an admission by writing that we are generally unable to pay our debts as the same become due; or

•	a court of competent jurisdiction enters an order or decree under any bankruptcy law that:

(i)	is for relief against us in an involuntary case,

(ii)	appoints a custodian of us or for all or substantially all of our property, or

(iii)	orders the liquidation of us, and the order or decree remains unstayed and in effect for 90 days.

Supplemental indentures relating to particular series of debt securities may include other events of default.

Each supplemental indenture will provide that the trustee may withhold notice to the holders of any series of debt securities of any default (except a default in payment of principal, premium, if any, or interest, if any) if the trustee in good faith determines it in the interest of the holders of the series to do so.

The indenture will provide that, if any event of default occurs and is continuing, the trustee or the holders of not less than a majority in aggregate principal amount of the series of debt securities then outstanding may declare the principal of and accrued interest, if any, on all the debt securities of that series to be due and payable immediately. However, if we cure all defaults (except the failure to pay principal, premium or interest which became due solely because of the acceleration) and certain other conditions are met, that declaration may be rescinded and past defaults may be waived by the holders of a majority in aggregate principal amount of the series of debt securities then outstanding.

The holders of a majority of the outstanding principal amount of a series of debt securities will have the right to direct the time, method and place of conducting proceedings for any remedy available to the trustee, subject to certain limitations to be specified in the indenture.

A prospectus supplement will describe any additional or different events of default which apply to any series of debt securities.

Modification and Waiver

We and the trustee may amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to evidence the succession of another person to us under the indenture and the debt securities and the assumption by any such successor person of the obligations of us under the indenture and under the debt securities;

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•	to add or remove covenants of ours for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included for the benefit of such series) or to surrender any right or power herein conferred upon us provided such action does not adversely affect the interests of us;

•	to add any additional events of default;

•	to add to or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

•	to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any such debt security with respect to such provision or (B) shall become effective only when there is no such debt security outstanding;

•	to establish the forms or terms of the debt securities of any series issued pursuant to the terms hereof;

•	to cure any ambiguity or correct any inconsistency in the indenture;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee;

•	to qualify the indenture under the Trust Indenture Act of 1939;

•	to provide for uncertificated securities in addition to certificated securities;

•	to supplement any provisions of the indenture necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that such action does not adversely affect the interests of the holders of debt securities of such series or any other series; and

•	to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments.

We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal or change the stated maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•	reduce the principal amount of discount debt securities payable upon acceleration of the maturity thereof;

•	waive a default or event of default in the payment of the principal of or premium, if any, or interest, if any, on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in principal amount of the outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration);

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•	make the principal of or interest, if any, on any debt security payable in any currency other than that stated in the debt security;

•	make any change in the provisions of the indenture relating to the rights of holders of the debt securities to receive payments of principal of or premium, interest, if any, on the debt securities, waivers of past defaults or make any change in the foregoing amendment and waiver provisions; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

A prospectus supplement will describe any additional or changed provisions related to the modification or waiver of the indentures.

Concerning the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of certain claims, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee, acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate the conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee with regard to that series or of exercising any trust or power conferred on the trustee with regard to the securities of that series. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill in their exercise, as a prudent person would exercise in the conduct of his or her own affairs. Subject to this provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee indemnity or security satisfactory to the trustee.

Governing Law

Each of the indentures, each supplemental indenture, and the debt securities issued under them will be governed by, and construed in accordance with, the laws of the State of New York.

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DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of any unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement and unit certificate relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	a discussion of certain U.S. Federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

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Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

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Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depository is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE

COMPANY’S CERTIFICATE OF INCORPORATION AND BYLAWS

Delaware Takeover Statute

We are subject to Section 203 of the DGCL. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

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•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Certificate of Incorporation and Bylaw Provisions

Our certificate of incorporation and bylaws contain some provisions which may have the effect of delaying, deferring or preventing a change in control of the Company. In particular, our certificate of incorporation and bylaws provide for the following:

Special Stock

In connection with the investment by Third Avenue in the Company in October 2013, the Company issued to Third Avenue one share of special stock, par value $.01 per share. The sole purpose of the share of special stock is to enable Third Avenue to elect one member of the board of directors. No dividends or distributions may be declared, paid or made on the special stock. The special stock ranks senior to the common stock, as to distributions of assets on any liquidation, dissolution or winding up of the Company, but only in an amount equal to the par value of such share. The special stock will, subject to lawfully available funds, be automatically redeemed at such time as the “Special Stock Ownership Threshold” of 2,345,000 shares of common stock is no longer satisfied, at a per share redemption price equal to its par value. Except as expressly provided in the certificate of incorporation or as otherwise required by applicable law, the holder of the special stock is not entitled to vote such share on any matters submitted to a vote of stockholders of the Company.

Board of Directors

Staggered Board.  The board of directors is divided into two classes, as nearly equal in number as possible, designated Class I and Class II. Subject to the provisions of our certificate of incorporation, each director serves for a term ending at the second annual meeting following the annual meeting at which such director was elected and until his or her successor is elected and qualified or his or her earlier resignation or removal. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class will be apportioned as nearly equal as possible. Any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority in voting power of the shares of capital stock of the Company entitled to elect such director.

Special Stock Director. From and after the issuance of special stock and until the first date that the Special Stock Ownership Threshold is no longer satisfied, one director who is elected by the holder of the special stock, voting as a separate class to the exclusion of the holders of common stock, designation preferred stock and any preferred stock, such director referred to herein as the Special Stock Director

On the first date that the Special Stock Ownership Threshold is no longer satisfied, the term of the Special Stock Director will automatically terminate, the person formerly holding such directorship will cease to be a director of the Company and the size of the board of directors will be automatically reduced by one directorship. Immediately following such reduction, the size of the board of directors will automatically be increased by one directorship, which will elected by the holders of common stock.

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Restrictions on Transfers Related to Preservation of the Ability to Utilize Certain Tax Benefits Associated with NOLs

In order to help preserve its ability to utilize certain tax benefits primarily associated with the Company’s NOLs, the Company’s certificate of incorporation generally prohibits transfers or sales of stock that would result in a person or group of persons becoming a 4.75% stockholder, or that would result in the increase or decrease by a person or group of persons that is an existing 4.75% stockholder of its percentage ownership interest in the Company. Any direct or indirect transfer attempted in violation of the certificate of incorporation will be void. The restrictions on transfer under the certificate of incorporation will not apply if the transferor or the transferee obtains the prior written approval of the board of directors. Any person who desires to effect an otherwise prohibited transaction may, prior to the date of the proposed transaction, submit a request in writing that the board of directors review and authorize the transaction, following the procedures set forth in the certificate of incorporation. These restrictive provisions in the certificate of incorporation will expire by their terms on the earliest to occur of, among other things, February 12, 2025; the date selected by the board of directors, if the board of directors determines that it is in the best interests of the Company’s stockholders for the restrictions set forth in the certificate of incorporation to be removed or released; and the date selected by the holders of a majority of the voting power of the Company, approved at an annual or special meeting of stockholders or by written consent.

Special Meetings

Our bylaws provide that a special meeting of the stockholders for any purpose or purposes shall be called pursuant to a resolution approved by the board of directors and may not be called by any other person or persons.

Designation Preferred Stock

Subject to the rights of the holder of the special stock, and subject to the limitations prescribed by law, the board of directors is authorized, subject to any limitations prescribed by law or expressly set forth in the Certificate of Incorporation, to provide for the issuance of shares of designation preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, or a Preferred Stock Designation, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

The number of authorized shares of designation preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote thereon, without a vote of the holders of the designation preferred stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

As of the date of this prospectus, no designation preferred stock has been issued.

Choice of Forum

The Company’s certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on the Company’s behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against the Company arising pursuant to the Delaware General Corporation Law, the Company’s certificate of incorporation or bylaws; or any action asserting a claim against the Company that is governed by the internal affairs doctrine. This provision is not intended to apply to claims arising under the Securities Act and the Exchange Act. To the extent the provision could be construed to apply to such claims, there is uncertainty as to whether a court would enforce the provision in such respect, and the Company’s stockholders will not be deemed to have waived the Company’s compliance with federal securities laws and the rules and regulations thereunder.

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PLAN OF DISTRIBUTION

We may sell securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell our securities separately or together:

•	to or through one or more underwriters or dealers;
•	through agents;
•	directly to one or more purchasers, including our affiliates and stockholders;
•	in “at the market offerings” to or through a market maker or into an existing trading market, or in a rights offering or a securities exchange or otherwise;
•	through a combination of any of the above methods of sale; or
•	in any manner, as provided in the applicable prospectus supplement.

We may distribute shares of our securities from time to time in one or more transactions:

•	at a fixed price or prices which may be changed;
•	at market prices or prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

Each time we offer and sell securities under this prospectus, we will file a prospectus supplement. The related prospectus supplement will set forth the terms of each offering, including:

•	the name or names of any agents, dealers, underwriters or investors who purchase the securities;
•	the purchase price of the securities being offered and the proceeds we will receive from the sale;
•	the amount of any compensation, discounts, commissions or fees to be received by the underwriters, dealer or agents;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any discounts or concessions allowed or reallowed or paid to dealers;
•	any securities exchanges on which such securities may be listed;
•	the terms of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and
•	the nature of any transaction by an underwriter, dealer or agent during the offering that is intended to stabilize or maintain the market prices of the securities.

Direct Sales and Sales Through Agents

We may solicit directly offers to purchase our securities being offered by this prospectus. We may also designate agents to solicit offers to purchase securities from time to time. We may sell our securities being offered by this prospectus by any method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act, including without limitation sales made directly on the NYSE American, on any other existing trading market for our securities or to or through a market maker.

To the extent that we make sales through one or more agents in at the market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at the market offering arrangement between us and the agents. If we engage in at the market sales pursuant to any such agreement, we will issue and sell our securities through one or more agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement to this prospectus.

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Sales Through Underwriters or Dealers

If we utilize a dealer in the sale of our securities being offered by this prospectus, we will sell our securities to the dealer, as principal. The dealer may then resell our securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of our securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of shares of our securities to the public. In connection with the sale of our securities, we or the purchasers of our securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell our securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of our securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of our securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of our securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of our securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. This may include overallotments or short sales of our securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of shares of our securities by bidding for or purchasing our securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if our securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

Delayed Delivery Contracts

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Derivative Transactions

We may enter into derivative transactions with third parties, or sell our securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with any derivative transaction, the third parties may sell our securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use our securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use our securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, we may otherwise loan or pledge our securities to a financial institution or other third party that in turn may sell our securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

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General Information

Any securities offered other than common stock will be a new issue and, other than the common stock, which is listed on the NYSE American, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

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LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Kramer Levin Naftalis & Frankel LLP, New York, New York.

EXPERTS

The consolidated balance sheets as of December 31, 2018 and 2017, the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2018, and the related notes and schedule and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2018, incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed on March 18, 2019;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed on May 8, 2019, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed on August 7, 2019 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed on November 8, 2019;

•	our Current Reports on Form 8-K, filed on each of June 14, 2019, December 3, 2019, December 3, 2019 and December 20, 2019;

•	our definitive proxy statement on Schedule 14A, filed on April 30, 2019; and

•	the description of our common stock contained in our Registration Statement on Form 8-A12(b) filed on December 16, 2015, including any amendment or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus until we sell all of the shares covered by this prospectus or the sale of shares by us pursuant to this prospectus is terminated.

You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to any of these reports, free of charge on the SEC’s website. You may also access the documents incorporated by reference on our website at www.trinityplaceholdings.com. Other than the foregoing documents incorporated by reference, the information contained in, or that can be accessed through, our website is not part of this prospectus.

In addition, we will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in this prospectus or into such documents). Such requests may be directed to Chief Financial Officer, Trinity Place Holdings Inc., 340 Madison Avenue, Suite 3C, New York, New York 10173, (212) 235-2190.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are a public company and file proxy statements, annual, quarterly and special reports and other information with the SEC. The registration statement, such reports and other information may be accessed electronically by means of the SEC’s home page on the Internet (www.sec.gov).

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$10,000,000

Common Stock

Prospectus Supplement

B. Riley Securities, Inc.

August 13, 2021